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                                                              D. Scott Thorogood
                                                               815 Woodside Lane
                                                              Encinitas CA 92024
                                                                    619-944-4258

Mr. James A, Scudder
President
Self Heating Container Corporation
12675 Danielson Court, Suite 401
San Diego,  CA 92064

Dear Jim:

This letter of AGREEMENT is made between Self Heating Container Corporation ("SHC") and, Scott Thorogood ("Contractor"), effective the 1st day of July, 1996, for the purpose of setting forth the exclusive terms and conditions by which SHC will acquire Contractor's services.

In consideration of the mutual obligations specified in this Agreement, and any compensation paid to the Contractor for services, the parties agree to the following:

1. Work and payment: A monthly retainer of $7,500 shall be paid to the Contractor upon receipt of the Contractors invoices subsequent to the completion 'of SHC's Series (B) financing (L.L. Knickerbocker). Reasonable expenses related to the Contractors fulfillment of the obligations covered under this Agreement shall also be billed to SHC and included in the Contractors invoices. These expenses shall be paid upon receipt. In addition, contractor shall be issued, as of the effective date of this Agreement, a fully vested and non-transferable warrant to purchase 250,900 shares of Common Stock of SHC Corporation for $.001 per share. This warrant shall be exercisable in whole or in part at any time and from time to time during the warrant term (which shall be for the five year period commencing with the date of its issuance), and will include customary provisions for adjustments in the number of shares purchasable thereunder and the exercise price to reflect stock splits, stock dividends, reverse stock splits, and other similar corporate changes. The 250,900 shares represent 5% of the founders stock (171,700) of 3,434,000 shares and 2% of the employee/advisor shares (79,200) of 3,960,000 shares.

2.   Term of Contract: The Agreement shall terminate on August 31, 1997.

3. Services to be provided under this Agreement: General management consulting services
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     pertaining to corporate structure, finance, marketing, strategic alliances and other matters relating to establishing an Infrastructure for the growth of SHC.

4. General: This Agreement may not be waived, modified, amended or assigned unless mutually agreed In writing by both parties. This Agreement shall be governed by the laws of California.

IN WITNESS HEREOF, the parties hereto have executed this Agreement as of the date first set forth above,

SELF HEATING CONTAINER CORPORATION

By:                   Date:             By:                   Date:
   -------------------     ----------      -------------------     ----------
James A. Scudder                        Scott Thorogood
President
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                         AMENDMENT TO LETTER AGREEMENT
                             EFFECTIVE JULY 1, 1996



     This AMENDED AGREEMENT supersedes the letter of Agreement made between Self-Heating Container Corporation ("SHC") and Trinalta Group, LLC ("Contractor") effective July 1, 1996, and is made between Ontro, Inc. (formerly known as SHC) and Contractor and is made effective September 1, 1997.

     The amended terms and conditions of the Amended Agreement are as follows:

     TERM OF CONTRACT: The Amended Agreement is made effective September 1, 1997 and shall terminate on August 31, 1998.

     All other terms and conditions remain in full force and effect.

IN WITNESS HEREOF, the parties hereto have executed the Amended Agreement as of 7-14-, 1997.
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ONTRO, INC.                                       CONSULTANT


---------------------------                       ----------------------------
James A. Scudder, President                       D.Scott Thorogood

Date: 7-14-97                                Date: 7-14-97
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